UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/15/2011

Myriad Genetics, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-26642

Delaware	87-0494517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices, including zip code)

801-584-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On August 15, 2011, Myriad Genetics, Inc. (the “Company”) announced that its Board of Directors authorized the repurchase of $200 million of the Company’s outstanding common stock. The Company plans to repurchase $200 million of shares of its common stock from time-to-time in open market purchases or privately negotiated purchases as determined by the company’s management. The amount and timing of the stock repurchase will depend on business and market conditions, stock price, trading restrictions, acquisition activity and other factors. This repurchase program follows the completion of the Company’s three previously authorized stock repurchase programs that totaled $300 million initiated in May 2010, August 2010, and March 2011.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press release dated August 15, 2011 announcing Board of Directors authorization of a stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Genetics, Inc.

Date: August 17, 2011	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 15, 2011 announcing Board of Directors authorization of a stock repurchase program.